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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                                      OF
                      THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 16, 1999

                                    VerticalNet, Inc.
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                     (Exact name of registrant specified in Charter)

         Pennsylvania                  000-25269               23-2815834
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        (State or other               (Commission             (IRS Employee
        jurisdiction of               File Number)         Identification No.)
        incorporation)


           700 Dresher Road
              Horsham, PA                                         19044
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(Address of principal executive offices)                         Zip Code


          REGISTRANT'S TELEPHONE, INCLUDING AREA CODE:  215-328-6100

        (Former name and former address, if changed since last report)
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ITEM 2.  ACQUISITION OF ASSETS

     (a) On December 16, 1999 (the "Closing Date"), the Registrant completed its previously announced acquisition of substantially all of the assets (the "Acquisition") of NECX Exchange Trust (the "Seller"). The Acquisition was consummated by NECX.com LLC (the "Acquisition Sub"), a wholly-owned subsidiary of the Registrant. The Acquisition was accomplished pursuant to the terms of the Asset Purchase Agreement (the "Purchase Agreement"), dated as of November 16, 1999 by and among the Registrant, the Acquisition Sub, New England Circuit Sales, Inc., NECX Exchange, LLC, the Seller and the sole stockholder of New England Circuit Sales, Inc. The terms of the Purchase Agreement were the result of arm's length negotiations among the parties.

The consideration paid by the Registrant for the Acquisition included the repayment of approximately $36,016,000 of indebtedness, $10,000,000 in cash and the issuance of notes convertible into shares of the Registrant's common stock. If the convertible notes were converted on the Closing Date, the convertible notes would have converted into 1,002,130 shares of the Registrant's common stock. The value of the shares underlying the convertible notes fluctuates based on the average market price of the Registrant's common stock during a period prior to the conversion of such notes. The convertible notes will be automatically converted upon the U.S. Securities and Exchange Commission declaring effective a registration statement (the "Registration Statement") covering the shares underlying the convertible notes. Under the terms of the Purchase Agreement, the Registrant must prepare and use its best efforts to file the Registration Statement on or prior to February 24, 2000. The maximum number of shares of the Registrant's common stock issuable under the convertible notes is 1,838,458. The Registrant's working capital was used to repay the aforementioned indebtedness and to make the cash payment.

     (b) The Seller operates a business-to-business marketplace for the electronics industry. Specifically, the Seller services the open market segment of the electronics industry buying and selling semiconductors, electronic components, computer products and networking equipment. The Registrant intends to continue such business.

The Registrant issued a press release announcing the completion of the Acquisition, which release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Business Acquired.

          To be filed on Form 8-K/A as soon as practicable, but not later than 75 days from the Closing Date.

     (b) Pro forma Financial Information.

          To be filed on Form 8-K/A as soon as practicable, but not later than 75 days from the Closing Date.

     (c)  Exhibits.

          Exhibit No.  Description of Document
          -----------  -----------------------
              2.1      Asset Purchase Agreement dated as of November 16, 1999.
              4.1 Convertible Promissory Note in the Principal Amount of $10.5 million.
              4.2 Convertible Promissory Note in the Principal Amount of $34.5 million.
              4.3 Convertible Promissory Note in the Principal Amount of $25.0 million.
             99.1      Press Release dated December 16, 1999
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                                 SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              VERTICALNET, INC.



Date:  December 29, 1999      By:  /s/ Gene S. Godick
                                 ---------------------------------------
                                    Gene S. Godick
                                    Senior Vice President,
                                     Chief Financial Officer
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                                 EXHIBIT INDEX



EXHIBIT NO.    DESCRIPTION OF DOCUMENT
-----------    -----------------------

   2.1         Asset Purchase Agreement dated as of November 16, 1999.
   4.1 Convertible Promissory Note in the Principal Amount of $10.5 million.
   4.2 Convertible Promissory Note in the Principal Amount of $34.5 million.
   4.3 Convertible Promissory Note in the Principal Amount of $25.0 million.
  99.1         Press Release dated December 16, 1999